STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and effective December 15, 2015.

BETWEEN:

Blue Water Global Group, Inc. (“Seller”), a Nevada corporation, with its corporate headquarters at:

Lakeside Drive #5

Indigo Bay

St. Maarten, Dutch West Indies

AND:

Blue Water Bar & Grill, Inc. (“Purchaser”), a Colorado corporation, with its corporate headquarters at:

Lakeside Drive #5

Indigo Bay

St. Maarten, Dutch West Indies

RECITALS

WHEREAS, Seller and Purchaser are related parties;

WHEREAS, the Seller is the record owner and holder of all of the issued and outstanding common stock, $100 par value, of Blue Water Bar & Grill, N.V. (“Blue Water”), a St. Maarten limited liability company being transferred between related parties herein; and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of Blue Water’s stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock (unless such stock is held in book entry), and the Purchaser shall purchase from the Seller Blue Water’s stock in consideration of the purchase price set forth in this Agreement.  The closing of the transactions contemplated by this Agreement (“Closing”) shall be deemed upon the final execution of this Agreement by all Parties.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE

The total consideration and method of payment thereof (“Purchase Price”) are fully set out in Exhibit “A” attached hereto and made a part hereof.  The purchase price shall be paid by Taurus Financial Partners, LLC, a Florida limited liability company (“Taurus”), a related party to both Seller and Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated herein.

5. CONTINGENCIES

Purchaser and Seller agree that Purchaser shall be solely liable for any and all outstanding accounts payable, which currently aggregate US$83,228.42.  In no event shall Seller be liable for any outstanding accounts payable, prior, current or future.

6. ENTIRE AGREEMENT

This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

7. SECTIONS AND OTHER HEADINGS

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8. GOVERNING LAW

This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada.  The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located Nevada.

9. ATTORNEY’S FEES

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

SELLER

PURCHASER

/s/ J. Scott Sitra

/s/ J. Scott Sitra

J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

President and Chief Executive Officer

Blue Water Global Group, Inc.

Blue Water Bar & Grill, Inc.

TAURUS

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

Taurus Financial Partners, LLC

EXHIBIT “A” AMOUNT AND PAYMENT OF PURCHASE PRICE

1. CONSIDERATION

As total consideration for the purchase and sale of the shares of Blue Water common stock, $100 par value, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of US$3,000, or $100 per share.  Such consideration shall be referred to in this Agreement as the “Purchase Price”.

2. PAYMENT

The Purchase Price shall be paid as follows:

i.

The aforementioned sum shall be delivered to Seller upon Closing of this Agreement; and

ii.

The Purchase Price shall be paid by Taurus, a related party to both Seller and Purchaser.